Exhibit 99.1

GAN Limited Completes Acquisition of Coolbet

Merger combines GAN’s industry leading B2B platform with Coolbet’s best-in-class sportsbook engine, positioning GAN as a full-service B2B solution for real money gaming in the U.S. and as a vertically integrated B2C player in selected international markets

Irvine, California | January 4, 2021: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading business-to-business supplier of internet gaming software-as-a-service solutions to the U.S. land-based casino industry, today announced the completion of the Vincent Group p.l.c. (“Coolbet”) acquisition for a total purchase price of €149.1 million (or $175.9 million)1 in cash and stock, as adjusted pursuant to the Share Exchange Agreement as noted below.

Highlights:

●	Integration of Coolbet’s industry-leading, proprietary sports betting technology into GAN’s current Business-to-Business (“B2B”) technology stack began in earnest pending closing of the transaction.
●	Expecting broad availability of integrated offering for the U.S. market no later than Q3 2021.
●	Jan Svendsen, founder of Coolbet, to run continuing operations of Coolbet’s Business-to-Consumer (“B2C”) iGaming operations, with a footprint in Northern Europe, Canada, and Latin America in real money iGaming and online sports betting, as well as advise on trading services to U.S. clients with technical integrations.
●	Transaction is expected to be immediately accretive.
●	The €149.1 million ($175.9 million) purchase price was established on a “cash-free, debt-free” basis.

Dermot Smurfit Commented:

“The completion of the Coolbet acquisition brings together two best-in-class offerings in the iGaming space today, and makes a powerful combination by creating a fully-integrated offering, customizable for each client’s needs. We have already started to welcome the Coolbet team of over 175 employees and engineering talent to our organization and expect the integration process to be seamless. Over the last few weeks, the GAN and Coolbet teams have spent significant time together outlining our exciting future and have grown even more confident in the numerous revenue synergies that we see across both platforms. We look forward to leveraging one of the most complete solutions in our industry both domestically and internationally, and believe our growth platform is well positioned to drive long-term shareholder value.”

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry. GAN has developed a proprietary internet gambling enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real-money internet gambling, encompassing internet gaming, internet sports gaming and virtual Simulated Gaming.

1Conversion rate of 1.18 USD to EUR per the terms of the Coolbet share exchange agreement.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the timing for launching a new integrated offering in the U.S. market, expectations regarding the integration process, anticipated revenue synergies and the position of the combined company to drive long-term shareholder value, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Investor Contacts:

GAN Jack Wielebinski Head of Investor Relations (214) 799-4660 jwielebinski@GAN.com	Alpha IR Group Sofia Byrne or Chris Hodges (312) 445-2870 GAN@alpha-ir.com